UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2010

PMC COMMERCIAL TRUST
 (Exact name of registrant as specified in its charter)

TEXAS	1-13610	75-6446078
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17950 Preston Road, Suite 600, Dallas, TX	75252
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 349-3200

NONE
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

PMC Commercial Trust’s (the “Company”) Annual Meeting of Shareholders (the “Annual Meeting”) was held on June 12, 2010. A total of 7,473,408 shares were voted in person or by proxy, representing 70.85% of the shares entitled to be voted. The following are the final voting results on proposals considered and voted upon at the Annual Meeting, all of which are described in the Company’s 2010 Proxy Statement.

1. Election of Trust Managers. The five nominees listed below were elected to serve on the Board of Trust Managers for the ensuing year.

			Broker
	For	Withheld	Non-Votes
Nathan G. Cohen	4,160,880	683,771	2,628,757
Martha R. Greenberg	4,073,027	771,624	2,628,757
Barry A. Imber	4,169,037	675,614	2,628,757
Irving Munn	4,168,681	675,970	2,628,757
Lance B. Rosemore	4,178,564	666,087	2,628,757

2. Ratification of PricewaterhouseCoopers LLP as registered public accounting firm for 2010.

For	6,891,151
Against	557,055
Abstentions	25,202
Broker Non-Votes	—

The foregoing proposal was approved.

3. Shareholder proposal regarding an independent Chairman of the Board.

For	1,574,853
Against	3,049,684
Abstentions	220,111
Broker Non-Votes	2,628,760

The foregoing proposal was not approved.

SIGNATURE

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 15, 2010

PMC COMMERCIAL TRUST

By: /s/ Barry N. Berlin
Barry N. Berlin, Chief Financial Officer